Exhibit 4

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (“Agreement”) is made as of February 21, 2020, by and between Voya Mutual Funds, a Delaware statutory trust (“VMF”), on behalf of its series, the Voya CBRE Global Infrastructure Fund (the “Acquired Fund”), and MainStay Funds Trust, a Delaware statutory trust (“MainStay Funds”), on behalf of its series, the MainStay CBRE Global Infrastructure Fund (the “Acquiring Fund” and, together with the Acquired Fund, the “Funds”). New York Life Investment Management LLC, a limited liability company organized under the laws of the State of Delaware (“New York Life Investments”), joins this Agreement solely for purposes of paragraphs 4.4, 5.11, and 8.2; Voya Investments, LLC, a limited liability company organized under the laws of the State of Arizona (“VIL”), joins this Agreement solely for purposes of paragraphs 4.3 and 8.2; and CBRE Clarion Securities LLC, a limited liability company organized under the laws of the State of Delaware (“CBRE”), joins this Agreement solely for purposes of paragraphs 4.5 and 8.2.

This Agreement is intended to be and is adopted as a “plan of reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”). The reorganization will consist of the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for Class A, Class C, and Class I shares of beneficial interest of the Acquiring Fund (the “Acquiring Fund Shares”), the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and the distribution, upon the Closing Date (as defined in paragraph 3.1), of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Agreement (the “Reorganization”).

The Board of Trustees of VMF has determined, with respect to the Acquired Fund, that (1) participation in the Reorganization is in the best interests of the Acquired Fund and its shareholders, and (2) the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of the Reorganization. The Board of Trustees of MainStay Funds has determined, with respect to the Acquiring Fund, that (1) participation in the Reorganization is in the best interests of the Acquiring Fund and its shareholders, and (2) the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of the Reorganization.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I

THE REORGANIZATION AND FUND TRANSACTIONS

1.1.     The Reorganization. Subject to the requisite approval of the Acquired Fund’s shareholders and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, at the Effective Time (as defined in paragraph 2.4), VMF shall assign, deliver and otherwise transfer the Assets (as defined in paragraph 1.2) of the Acquired Fund to MainStay Funds on behalf of the Acquiring Fund. In consideration of the foregoing, at the Effective Time, MainStay Funds shall, on behalf of the Acquiring Fund, deliver to VMF on behalf of the Acquired Fund, full and fractional Acquiring Fund Shares (to the third decimal place), and MainStay Funds shall assume the Liabilities (as defined in paragraph 1.3) of the Acquired Fund on behalf of the Acquiring Fund. The number of Acquiring Fund Shares to be delivered shall be determined as set forth in paragraph 2.3.

1.2.     Assets of the Acquired Fund. The assets of the Acquired Fund to be transferred to the Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, cash equivalents, securities, receivables (including securities, interests and dividends receivable), commodities and futures interests, rights to register shares under applicable securities laws, all rights of the Acquired Fund, any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund at the Effective Time, books and records, any deferred tax benefit and any other property owned by the Acquired Fund at the Effective Time (collectively, the “Assets”). Notwithstanding the foregoing, copies of the applicable books and records may be retained as required by applicable law or as necessary for the Acquired Fund or VIL on behalf of the Acquired Fund to prepare and file tax returns pursuant to paragraph 5.14 of this Agreement.

1.3.     Liabilities of the Acquired Fund. The Acquired Fund will use commercially reasonable efforts to discharge its known liabilities and obligations prior to the Effective Time, other than liabilities and obligations necessary or appropriate for the Acquired Fund’s normal investment operations that are incurred in the ordinary course of business consistent with past practice. The Acquiring Fund shall assume all liabilities, obligations and debts of the Acquired Fund, whether known or unknown, absolute or contingent, accrued or unaccrued, existing at the Effective Time (collectively, the “Liabilities”).

1.4.     Distribution of Acquiring Fund Shares. At the Closing (as defined below) (or as soon thereafter as is reasonably practicable), VMF, on behalf of the Acquired Fund, will distribute the Acquiring Fund Shares received from MainStay Funds pursuant to paragraph 1.1, pro rata to the record holders of the shares of the Acquired Fund determined as of the Effective Time (the “Acquired Fund Shareholders”) in complete liquidation of the Acquired Fund. Holders of Class A shares of the Acquired Fund will receive Class A shares of the Acquiring Fund; holders of Class C shares of the Acquired Fund will receive Class C shares of the Acquiring Fund; holders of Class I shares of the Acquired Fund will receive Class I shares of the Acquiring Fund; and holders of Class W shares of the Acquired Fund will receive Class I shares of the Acquiring Fund. Such distribution and liquidation will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders. The aggregate net asset value of the Acquiring Fund Shares to be so credited to Acquired Fund Shareholders shall be equal to the aggregate net asset value of the then outstanding shares of beneficial interest of the Acquired Fund (the “Acquired Fund Shares”) owned by Acquired Fund Shareholders at the Effective Time. All issued and outstanding Acquired Fund Shares will simultaneously be redeemed and canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

Class T shares of the Acquired Fund will be liquidated in connection with the Reorganization.

1.5.     Recorded Ownership of Acquiring Fund Shares. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent.

1.6.     Filing Responsibilities of Acquired Fund. Except as otherwise expressly provided herein, any reporting responsibility of the Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (“Commission”), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority is and shall remain the responsibility of the Acquired Fund.

1.7.     Termination of Acquired Fund. The Acquired Fund will have its affairs wound up and be terminated as a separate series of VMF in accordance with Delaware law as soon as practicable following the Closing and the making of the distributions pursuant to paragraph 1.4.

ARTICLE II

VALUATION

2.1.     Net Asset Value of the Acquired Fund. In connection with the Reorganization, the net asset value of the Acquired Fund Shares shall be the net asset value computed as of the Effective Time, after the declaration and payment of any dividends and/or other distributions on that date, using the valuation procedures adopted by the Board of Trustees of MainStay Funds, as described in the then-current prospectus and statement of additional information of the Acquiring Fund.

2.2.     Net Asset Value of the Acquiring Fund. In connection with the Reorganization, the net asset value of the Acquiring Fund Shares shall be the same as the net asset value of the Acquired Fund Shares as computed in paragraph 2.1.

2.3.     Calculation of Number of Acquiring Fund Shares. The number of Acquiring Fund Shares to be issued (including fractional shares to the third decimal place, if any) in connection with the Reorganization shall be equal to the number of full and fractional Acquired Fund Shares owned by Acquired Fund Shareholders at the Effective Time.

2.4.     Effective Time. The Effective Time shall be the time at which the Funds calculate their net asset values as set forth in their respective prospectuses (normally the close of regular trading on the New York Stock Exchange (“NYSE”)) on the Closing Date (as defined in paragraph 3.1) or such other date and time as may be mutually agreed upon in writing by the parties hereto (the “Effective Time”).

ARTICLE III

CLOSING

3.1.        Closing. The Reorganization, together with related acts necessary to consummate the same (“Closing”), shall occur at the principal office of New York Life Investments on or about [February 21, 2020], or by facsimile, email or other communication, at such other place and/or on such other date as to which the parties may agree (the “Closing Date”), provided that MainStay Funds, on behalf of the Acquiring Fund, may unilaterally delay the Closing Date upon prior written notice to VMF, to allow enough time for sufficient votes of the Acquired Fund’s shareholders to be obtained to proceed. All acts taking place at the Closing shall be deemed to take place simultaneously as of the Effective Time.

3.2.     Transfer and Delivery of Assets. VMF shall direct The Bank of New York Mellon (“BNY”), as custodian for the Acquired Fund, to deliver, at the Closing, a certificate of an authorized officer of BNY stating that (i) the Assets were delivered in proper form to the Acquiring Fund or its custodian at the Effective Time, and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired Fund’s portfolio securities represented by a certificate or other written instrument, if any, shall be presented by BNY, as custodian for the Acquired Fund, to those persons at State Street Bank and Trust Company (“State Street”), which serves as the custodian for the Acquiring Fund, who have primary responsibility for the safekeeping of the assets of the Acquiring Fund. Such presentation, if applicable, shall be made for examination no later than five (5) business days preceding the Effective Time, and shall be transferred and delivered by the Acquired Fund as of the Effective Time for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. BNY shall deliver to those persons at State Street who have primary responsibility for the safekeeping of the assets of the Acquiring Fund as of the Effective Time by book entry, in accordance with the customary practices of State Street and of each securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the “1940 Act”), in which the Assets are deposited, the Assets deposited with such depositories. The cash to be transferred by the Acquired Fund shall be delivered to State Street or as instructed by MainStay Funds by wire transfer of federal funds at the Effective Time.

3.3.     Share Records. VMF shall direct BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”), in its capacity as transfer agent for the Acquired Fund (the “Transfer Agent”), to deliver to MainStay Funds at the Closing a certificate of an authorized officer of BNY Mellon stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding Acquired Fund Shares owned by each such Acquired Fund Shareholder immediately prior to the Closing. An officer of the Acquiring Fund shall issue and deliver to the Secretary of the Acquired Fund prior to the Effective Time a confirmation evidencing that the appropriate number of Acquiring Fund Shares will be credited to the Acquired Fund at the Effective Time, or provide other evidence reasonably satisfactory to the Acquired Fund as of the Effective Time that such Acquiring Fund Shares have been credited to the Acquired Fund’s accounts on the books of the Acquiring Fund.

3.4.     Postponement of Effective Time. In the event that, at the Effective Time, (a) the NYSE or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund (each, an “Exchange”) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of VMF or the Board of Trustees of MainStay Funds, accurate appraisal of the value of the assets of the Acquired Fund or the Acquiring Fund, respectively, is impracticable, the Effective Time shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1.     Representations and Warranties of VMF. Except as has been fully disclosed to the Acquiring Fund in a written instrument executed by an officer of VMF, VMF, on behalf of the Acquired Fund, represents and warrants to MainStay Funds, on behalf of the Acquiring Fund, as follows:

(a)     The Acquired Fund is a duly established series of VMF, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under VMF’s Declaration of Trust and By-Laws, each as amended from time to time, to own all of its properties and assets and to carry on its business as it is presently conducted.

(b)     VMF is registered with the Commission as an open-end management investment company under the 1940 Act, and the registration of the Acquired Fund Shares under the Securities Act of 1933, as amended (the “1933 Act”), is in full force and effect.

(c)     No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by VMF, on behalf of the Acquired Fund, of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act, and such as may be required under state securities laws.

(d)     The current prospectus, statement of additional information, shareholder reports, marketing and other related materials of the Acquired Fund and each prospectus and statement of additional information of the Acquired Fund used at all times prior to the date of this Agreement conform or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(e)     At the Effective Time, VMF, on behalf of the Acquired Fund, will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, MainStay Funds, on behalf of the Acquiring Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act; provided, however, that certain Assets may be pledged, segregated or earmarked against the Acquired Fund’s investment contracts, including options, futures, forward contracts and other similar instruments, in accordance with the terms of such contracts or applicable interpretations of the Commission staff.

(f)      VMF, on behalf of the Acquired Fund, is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of Delaware law or of its Declaration of Trust and By-Laws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which VMF, on behalf of the Acquired Fund, is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which VMF, on behalf of the Acquired Fund, is a party or by which it is bound.

(g)     All material contracts or other commitments of the Acquired Fund (other than this Agreement and certain investment contracts, including options, futures, forward contracts and other similar instruments) will terminate without liability or obligation to the Acquired Fund on or prior to the Effective Time.

(h)     No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to VMF’s knowledge, threatened against the Acquired Fund or any of its properties or assets that would reasonably be expected to materially and adversely affect the Acquired Fund’s financial condition or the conduct of its business. VMF, on behalf of the Acquired Fund, knows of no facts which might form the basis for the institution of such proceedings. VMF, on behalf of the Acquired Fund, is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects, or is expected to so affect, the Acquired Fund’s business or its ability to consummate the transactions herein contemplated.

(i)      The financial statements, including the notes thereto, the Financial Highlights and the Schedule of Investments, of the Acquired Fund at October 31, 2018 have been audited by KPMG LLP, independent registered public accounting firm, and are in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

(j)      Since October 31, 2019, there has not been any material adverse change in the Acquired Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred. For the purposes of this subparagraph (j), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by the Acquired Fund, the discharge of the Acquired Fund’s liabilities, or the redemption of the Acquired Fund’s shares by shareholders of the Acquired Fund shall not constitute a material adverse change.

(k)     For each taxable year of the Acquired Fund’s operation and for the portion through the Effective Time of the taxable year of the Acquired Fund that includes the Effective Time, the Acquired Fund met the requirements of Subchapter M of Chapter 1 of the Code for qualification as a regulated investment company, was eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code, and will have distributed substantially all of its investment company taxable income and net capital gain (as defined in the Code) relating to the taxable year ended October 31, 2019 and all previous taxable years.

(l)      At the Effective Time, all federal, state, local and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all material federal, state, local and other taxes (whether or not shown as due on said returns and reports) shall have been paid or provision shall have been made for the payment thereof, and to the best of the knowledge of the Acquired Fund, no such return is currently under audit and no material assessment has been asserted with respect to such returns.

(m)     All Acquired Fund Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable (except as provided in Section 6.01 of the Declaration of Trust of the Acquired Fund) by VMF and have been offered and sold in compliance with applicable registration requirements of the 1933 Act and state securities laws of each state in which they have been offered and sold. All Acquired Fund Shares will, at the Effective Time, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired Fund, as provided in paragraph 3.3. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund Shares, nor is there outstanding any security convertible into any Acquired Fund Shares.

(n)     The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of the Board of Trustees of VMF, on behalf of the Acquired Fund, and, subject to the approval of the shareholders of the Acquired Fund, this Agreement will constitute a valid and binding obligation of VMF, on behalf of the Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

(o)     The information to be furnished by the Acquired Fund for use in registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including the Financial Industry Regulatory Authority, Inc. (“FINRA”)) that may be necessary in connection with the transactions contemplated hereby, is or will be accurate and complete in all material respects and is or will comply in all material respects with federal securities and other laws and regulations applicable thereto.

(p)     The Proxy Statement (as defined in paragraph 5.6), insofar as it relates to the Acquired Fund, from the date of the Proxy Statement through the date of the meeting of the shareholders of the Acquired Fund contemplated therein and at the Effective Time (i) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) complies in all material respects with the provisions of the 1933 Act, if applicable, the 1934 Act, and the 1940 Act and the rules and regulations thereunder; provided, however, that the representations and warranties of this subparagraph (p) shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by the Acquiring Fund or New York Life Investments for use therein.

(q)     For each year of its operation since inception and following an initial term of up to two-years, the Acquired Fund’s investment advisory agreement with VIL and the investment sub-advisory agreement with CBRE has been properly approved pursuant to Section 15(c) of the 1940 Act.

(r)      The Acquired Fund’s investment operations, from inception to the date hereof, have been in compliance in all material respects with the investment policies and investment restrictions set forth in the prospectus and statement of additional information of the Acquired Fund, as in effect from time to time, except as disclosed in writing to MainStay Funds.

4.2.     Representations and Warranties of MainStay Funds. Except as has been fully disclosed to the Acquired Fund in a written instrument executed by an officer of MainStay Funds, MainStay Funds, on behalf of the Acquiring Fund, represents and warrants to VMF, on behalf of the Acquired Fund, as follows:

(a)     The Acquiring Fund is a duly established series of MainStay Funds, which is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware with power under MainStay Funds’ Declaration of Trust and By-Laws, each as amended from time to time, to own all of its properties and assets and to carry on its business as described in the Proxy Statement.

(b)     MainStay Funds is registered with the Commission as an open-end management investment company under the 1940 Act, and the registration of the Acquiring Fund Shares under the 1933 Act is in full force and effect, or is anticipated to be in full force and effect on the Closing Date.

(c)     No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by MainStay Funds on behalf of the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities laws.

(d)     Prior to the Effective Time, MainStay Funds shall have on file with the SEC an effective prospectus and statement of additional information for the Acquiring Fund.

(e)     The prospectus, statement of additional information, marketing and other related materials of the Acquiring Fund as of the Effective Date conform or will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided, however, that the representations and warranties of this subparagraph (d) shall not apply to statements in or omissions from the materials described in this subparagraph (d) made in reliance upon and in conformity with information that was furnished by the Acquired Fund or VIL for use therein.

(f)     At the Effective Time, MainStay Funds, on behalf of the Acquiring Fund, will have good and marketable title to the Acquiring Fund’s assets (if any), free of any liens or other encumbrances.

(g)     MainStay Funds, on behalf of the Acquiring Fund, is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of Delaware law or of its Declaration of Trust and By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which MainStay Funds, on behalf of the Acquiring Fund, is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which MainStay Funds, on behalf of the Acquiring Fund, is a party or by which it is bound.

(h)     No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to MainStay Funds’ knowledge, threatened against the Acquiring Fund or any of its properties or assets that would reasonably be expected to materially and adversely affect the Acquiring Fund’s financial condition or the conduct of its business. MainStay Funds, on behalf of the Acquiring Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects, or is expected to so affect, the Acquiring Fund’s business or its ability to consummate the transactions herein contemplated.

(i)      At the Effective Time, the Acquiring Fund will have no assets (other than possibly a de minimis amount of assets to facilitate the transactions described in this Agreement) and no liabilities. The Acquiring Fund will not commence operations until after the Effective Time.

(j)      The Acquiring Fund was established as a new series of MainStay Funds for the purpose of effecting the transactions described in this Agreement and, prior to the Closing Date, will have carried on no business activity (apart from holding the initial investment of the initial shareholder), will not have prepared books of account and related records or financial statements or issued any shares except for a de minimis amount of shares issued in a private placement to the initial shareholder of the Acquiring Fund and will not have had any tax attributes (including those specified in Section 381(c) of the Code). Immediately following the liquidation of the Acquired Fund as contemplated herein, 100% of the issued and outstanding shares of beneficial interest of the Acquiring Fund will be held by the former holders of Acquired Fund Shares. The Acquiring Fund has not yet filed its first federal income tax return and, thus, has not yet elected to be treated as a “regulated investment company” for federal income tax purposes. However, upon filing its first federal income tax return at the completion of its first taxable year, the Acquiring Fund will elect to be a “regulated investment company” and until such time will take all steps necessary to seek to ensure that it qualifies for taxation as a “regulated investment company” under Sections 851 and 852 of the Code. As of the Closing Date, no federal, state or other tax returns of the Acquiring Fund will have been required by law to be filed and no federal, state or other taxes will be due by the Acquiring Fund; the Acquiring Fund will not have been required to pay any assessments; and the Acquiring Fund will not have any tax liabilities. Consequently, as of the Closing Date, the Acquiring Fund will not have any tax deficiency or liability asserted against it or question with respect thereto raised, and the Acquiring Fund will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid. The authorized capital of MainStay Funds consists of an unlimited number of shares of beneficial interest, no par value, of such number of different series as the Board of Trustees of MainStay Funds may authorize from time to time. As of the date of this Agreement, the Acquiring Fund has no outstanding shares of any class. As of the Closing Date, the authorized shares of beneficial interest of the Acquiring Fund will include Class A, Class C, and Class I shares, each having the characteristics described in the Acquiring Fund’s prospectus. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any Acquiring Fund Shares are outstanding.

(k)     The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action, if any, on the part of the Board of Trustees of MainStay Funds, on behalf of the Acquiring Fund, and this Agreement will constitute a valid and binding obligation of MainStay Funds, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

(l)      The Acquiring Fund’s authorized capitalization will be as set forth in its prospectus and statement of additional information at the Effective Time and the Acquiring Fund Shares shall conform in all material respects to the description thereof contained in such prospectus and statement of additional information. The Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement, will at the Effective Time have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, will be fully paid and non-assessable by MainStay Funds, and will have been issued in every jurisdiction in compliance in all material respects with applicable registration requirements and applicable securities laws. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquiring Fund Shares, nor is there outstanding any security convertible into any of the Acquiring Fund’s shares.

(m)     The information to be furnished by the Acquiring Fund for use in registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including FINRA) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.

(n)     The Proxy Statement (as defined in paragraph 5.6), insofar as it relates to the Acquiring Fund and the Acquiring Fund Shares, from the date of the Proxy Statement through the date of the meeting of shareholders of the Acquired Fund contemplated therein and at the Effective Time (i) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, and (ii) complies in all material respects with the provisions of the 1933 Act, if applicable, the 1934 Act, and the 1940 Act and the rules and regulations thereunder; provided, however, that the representations and warranties of this subparagraph (n) shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by the Acquired Fund, VIL or CBRE for use therein.

(o)     The Acquiring Fund’s investment advisory agreement with New York Life Investments, and the subadvisory agreement between New York Life Investments and CBRE, have been properly approved by both (1) the Board of Trustees of the MainStay Funds pursuant to Section 15(c) of the 1940 Act and (2) the initial shareholder of the Acquiring Fund pursuant to Section 15(a) of the 1940 Act.

4.3.     Representations and Warranties of VIL.

VIL, on behalf of itself, represents and warrants the following as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)     VIL is a limited liability company duly formed and validly existing under the laws of the State of Arizona and has power to own all of its properties and assets and to carry out its obligations under this Agreement. VIL has all necessary federal, state and local authorizations to carry on its business as now being conducted.

(b)     The execution, delivery and performance of this Agreement have been duly authorized by the appropriate governing body of VIL and by all other necessary limited liability company action on the part of VIL, and, subject to the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligation of VIL enforceable against VIL in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(c)     As of each of the effective date of the registration statement on Form N-14 of the Acquiring Fund, the date of the meeting of shareholders of the Acquired Fund and the Closing Date, the Proxy Statement (as defined in paragraph 5.6) and registration statement of the Acquiring Fund, including the documents contained or incorporated therein by reference, insofar as they relate to VIL, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

(d)     The due diligence materials made available to the Acquired Fund, the Board of Trustees of VMF and VMF’s legal counsel in response to the information request letter from K&L Gates LLP by VIL are true and correct in all material respects and contain no material misstatements or omissions as of the date hereof.

4.4.     Representations and Warranties of New York Life Investments.

New York Life Investments, on behalf of itself, represents and warrants the following as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)     New York Life Investments is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has power to own all of its properties and assets and to carry out its obligations under this Agreement. New York Life Investments has all necessary federal, state and local authorizations to carry on its business as now being conducted.

(b)     The execution, delivery and performance of this Agreement have been duly authorized by the appropriate governing body of New York Life Investments and by all other necessary limited liability company action on the part of New York Life Investments, and, subject to the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligation of New York Life Investments enforceable against New York Life Investments in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(c)     As of each of the effective date of the registration statement on Form N-14 of the Acquiring Fund, the date of the meeting of shareholders of the Acquired Fund and the Closing Date, the Proxy Statement (as defined in paragraph 5.6) and registration statement of the Acquiring Fund, including the documents contained or incorporated therein by reference, insofar as they relate to New York Life Investments, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

(d)     The due diligence materials made available to the Acquired Fund, the Board of Trustees of VMF and VMF’s legal counsel in response to the information request letter from K&L Gates LLP, other than the CBRE due diligence materials, are true and correct in all material respects and contain no material misstatements or omissions, as of the date hereof.

4.5.     Representations and Warranties of CBRE.

CBRE, on behalf of itself, represents and warrants the following as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)      CBRE is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has power to own all of its properties and assets and to carry out its obligations under this Agreement. CBRE has all necessary federal, state and local authorizations to carry on its business as now being conducted.

(b)     The execution, delivery and performance of this Agreement have been duly authorized by the appropriate governing body of CBRE and by all other necessary limited liability company action on the part of CBRE, and, subject to the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligation of CBRE enforceable against CBRE in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(c)     As of each of the effective date of the registration statement, the date of the meeting of shareholders of the Acquired Fund and the Closing Date, the Prospectus/Proxy Statement, including the documents contained or incorporated therein by reference, insofar as it relates to CBRE, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

(d)     The due diligence materials made available to the Acquired Fund, the Board of Trustees of VMF and VMF’s legal counsel are true and correct in all material respects and contain no material misstatements or omissions with respect to the operations of CBRE Clarion and its proposed services to the Acquiring Fund as of the date hereof.

ARTICLE V

COVENANTS AND AGREEMENTS

5.1.        Conduct of Business. The Acquiring Fund and the Acquired Fund each will operate its business in the ordinary course consistent with past practice between the date hereof and the Effective Time, it being understood that such ordinary course of business with respect to the Acquired Fund will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable. The Acquiring Fund shall not publicly issue any shares or other securities, or conduct any business or activity prior to the Closing except for such activity as is required to consummate the transactions contemplated by this Agreement.

5.2.     Meeting of Shareholders. VMF will call a meeting of the shareholders of the Acquired Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

5.3.     No Distribution of Acquiring Fund Shares. The Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

5.4.     Information. The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund Shares.

5.5.     Other Necessary Action. Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.6.     Proxy Statement. The Acquired Fund will provide the Acquiring Fund with information regarding the Acquired Fund reasonably necessary for the preparation of a proxy statement/prospectus (the “Proxy Statement”) to be included in a registration statement on Form N-14 of the Acquiring Fund, in compliance with the 1933 Act, the 1934 Act and the 1940 Act, in connection with the meeting of the shareholders of the Acquired Fund to consider approval of this Agreement and the transactions contemplated herein.

5.7.     Liquidating Distribution. As soon as is reasonably practicable after the Closing, the Acquired Fund will make a liquidating distribution to Acquired Fund Shareholders consisting of the Acquiring Fund Shares received at the Closing.

5.8.     Best Efforts. The Acquiring Fund and the Acquired Fund shall each use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent set forth in Article VI to effect the transactions contemplated by this Agreement as promptly as practicable.

5.9.     Other Instruments. VMF, on behalf of the Acquired Fund, and MainStay Funds, on behalf of the Acquiring Fund, each covenants that it will, from time to time, as and when reasonably requested by the other party, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the other party may reasonably deem necessary or desirable in order to vest in and confirm (a) VMF’s, on behalf of the Acquired Fund, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and (b) MainStay Funds’, on behalf of the Acquiring Fund, title to and possession of all the Assets. Each of VMF and MainStay Funds agrees to take actions and otherwise to carry out the intent and purpose of this Agreement.

5.10.    Regulatory Approvals. The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Effective Time.

5.11.    Compliance with Section 15(f) of the 1940 Act. (a) MainStay Funds agrees that for a period of three (3) years after the Closing Date, MainStay Funds will maintain the composition of its Board of Trustees so that at least 75% of the board members of MainStay Funds (or any successor) are not “interested persons” (as defined in the 1940 Act) of New York Life Investments or VIL; and (b) New York Life Investments agrees that for a period of two (2) years after the Closing Date, neither New York Life Investments nor any of its affiliates (or any entity which will act as investment adviser to the Acquiring Fund (or any successor)) has or shall have any express or implied understanding, arrangement or intention to impose an “unfair burden” (pursuant to Section 15(f) of the 1940 Act) on the Acquiring Fund (or any successor) as a result of the transactions contemplated hereby.

5.12.    Reorganization. The Acquired Fund and the Acquiring Fund agree to treat the Reorganization as a “reorganization” under Section 368(a)(1)(F) of the Code and will file all tax returns consistent with such treatment. Neither the Acquired Fund nor the Acquiring Fund shall take any action or cause any action to be taken (including, without limitation, the filing of any tax return) that is inconsistent with such treatment or that results in the failure of the transaction to qualify as a reorganization under Section 368(a)(1)(F) of the Code.

5.13.    Continued Insurance Coverage. VMF shall provide, for so long as the Voya family of funds continue to renew the existing insurance policies of the Acquired Fund, coverage for any claims related to the Acquired Fund matters arising from conduct or omissions occurring prior to the Closing to the same extent as if those claims were brought prior to the Closing.

5.14     Tax Filings. The Acquired Fund (or VIL on behalf of the Acquired Fund) shall prepare, or cause its agents to prepare, any federal, state or local tax returns required to be filed by the Acquired Fund with respect to taxable years ending on or prior to the Closing Date and further shall cause such tax returns to be duly filed with the appropriate taxing authorities. The Acquiring Fund (or New York Life Investments on behalf of the Acquiring Fund) shall prepare, or cause its agents to prepare, any federal, state or local tax returns required to be filed by the Acquiring Fund with respect to taxable years ending after the Closing and further shall cause such tax returns to be duly filed with the appropriate taxing authorities.

ARTICLE VI

CONDITIONS PRECEDENT

6.1.     Conditions Precedent to Obligations of Acquired Fund. The obligations of VMF, on behalf of the Acquired Fund, to consummate the transactions provided for herein shall be subject, at VMF’s election, to the following conditions:

(a)     All representations and warranties of MainStay Funds, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

(b)     MainStay Funds, on behalf of the Acquiring Fund, shall have delivered to the Acquired Fund a certificate executed in the name of the Acquiring Fund by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to VMF, and dated as of the Effective Time, to the effect that the representations and warranties of MainStay Funds, on behalf of the Acquiring Fund, made in this Agreement are true and correct at and as of the Effective Time, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as VMF shall reasonably request.

(c)     The post-effective amendment to the registration statement of the Acquiring Fund on Form N-1A relating to the Acquiring Fund Shares shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the Acquiring Fund, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act or 1940 Act.

(d)     MainStay Funds, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by MainStay Funds, on behalf of the Acquiring Fund, on or before the Effective Time.

(e)     The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 2.3.

(f)      VMF shall have received on the Closing Date the opinion of Dechert LLP, counsel to the MainStay Funds, with such assumptions and limitations as shall be in the reasonable opinion of such firm appropriate to render the opinions expressed therein, dated as of the Closing Date, covering the following points:

(1)     MainStay Funds has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has the trust power to own all of the Acquiring Fund’s properties and assets and to carry on its business, including that of the Acquiring Fund, as a registered investment company;

(2)     The Agreement has been duly authorized by MainStay Funds, on behalf of the Acquiring Fund and, assuming due authorization, execution and delivery of the Agreement by VMF, is a valid and binding obligation of MainStay Funds on behalf of the Acquiring Fund enforceable against MainStay Funds in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles;

(3)     The Acquiring Fund Shares to be issued to the Acquired Fund Shareholders as provided by this Agreement are duly authorized, upon such delivery will be validly issued and outstanding, and will be fully paid and non-assessable by MainStay Funds and no shareholder of an Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof;

(4)     The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of MainStay Funds’ Declaration of Trust or By-Laws or any provision of any agreement (known to such counsel) to which MainStay Funds is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which the MainStay Funds is a party or by which it is bound;

(5)     To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required to be obtained by MainStay Funds in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws;

(6)     MainStay Funds is a registered investment company classified as a management company of the open-end type with respect to each series of shares it offers, including those of the Acquiring Fund, under the 1940 Act, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and

(7)     To the knowledge of such counsel, and except as otherwise disclosed to VMF pursuant to paragraph 4.2(h) of this Agreement, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to MainStay Funds or the Acquiring Fund and neither MainStay Funds nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business

6.2.     Conditions Precedent to Obligations of Acquiring Fund. The obligations of MainStay Funds, on behalf of the Acquiring Fund, to complete the transactions provided for herein shall be subject, at MainStay Funds’ election, to the following conditions:

(a)     All representations and warranties of VMF, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

(b)     VMF shall have delivered to the Acquiring Fund a statement of the Acquired Fund’s Assets and Liabilities, as of the Effective Time, that is prepared in accordance with GAAP and certified by the Treasurer of VMF.

(c)     VMF, on behalf of the Acquired Fund, shall have delivered to the Acquiring Fund a certificate executed in the name of the Acquired Fund by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to MainStay Funds and dated as of the Effective Time, to the effect that the representations and warranties of VMF, on behalf of the Acquired Fund, made in this Agreement are true and correct at and as of the Effective Time, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as MainStay Funds shall reasonably request.

(d)     VMF, on behalf of the Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by VMF, on behalf of the Acquired Fund, on or before the Effective Time.

(e)     The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 2.3.

(f)     The MainStay Funds shall have received on the Closing Date the opinion of Ropes & Gray, LLP, counsel to VMF, with such assumptions and limitations as shall be in the reasonable opinion of such firm appropriate to render the opinions expressed therein (and in sole reliance upon an opinion of Richards, Layton & Finger, P.A., as such opinion relates to the laws of the state of Delaware and subject to all the assumptions and qualifications to which such opinion is subject), covering the following points:

(1)     VMF has been duly organized and is validly existing and in good standing under the laws of the State of Delaware;

(2)     VMF has the power and authority under its Declaration of Trust, its Bylaws and Delaware law to execute and deliver the Agreement and to consummate the transactions contemplated thereby;

(3)     The Agreement has been duly authorized, executed and delivered by VMF, on behalf of the Acquired Fund, under Delaware law;

(4)     Assuming due authorization, execution and delivery of the Agreement by MainStay Funds, New York Life Investments and CBRE, the Agreement constitutes the valid and binding obligation of VMF, on behalf of the Acquired Fund, enforceable against VMF in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles;

(5)     Neither the execution and delivery by VMF, on behalf of the Acquiring Fund, of the Agreement nor the consummation by VMF of the transactions contemplated thereby: (i) materially violates VMF’s Declaration of Trust or By-Laws; (ii) constitutes a material violation of, or a default under, any scheduled contract; or (iii) contravenes any scheduled order;

(6)     To the knowledge of such counsel, neither the execution and delivery by VMF of the Agreement nor the consummation by VMF of the transactions contemplated thereby requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the Delaware Statutory Trust Act or the United States of America, except for such as may be required under state securities or blue sky laws (as to which counsel expresses no opinion) or those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;

(7)     VMF has filed a Notification of Registration pursuant to Section 8(a) of the 1940 Act (the “1940 Act Notification) and, based solely on a review of the website of the SEC, no order of suspension or revocation of such 1940 Act Notification has been issued and no proceedings for any such purpose have been instituted or are pending with the SEC;

(8)     To the knowledge of such counsel there are no legal or governmental proceedings pending to which VMF is a party that are required to be disclosed in the Proxy Statement that are not so disclosed therein.

6.3.     Other Conditions Precedent. If any of the conditions set forth in this paragraph 6.3 have not been satisfied on or before the Effective Time, VMF, on behalf of the Acquired Fund, or MainStay Funds, on behalf of the Acquiring Fund, shall, at its option, not be required to complete the transactions contemplated by this Agreement.

(a)     The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding Acquired Fund Shares in accordance with the provisions of VMFs’ Declaration of Trust and By-Laws, applicable Delaware law and the 1940 Act and the regulations thereunder, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, VMF and MainStay Funds, on behalf of either the Acquired Fund or the Acquiring Fund, respectively, may not waive the conditions set forth in this paragraph 6.3(a).

(b)     At the Effective Time, no action, suit or other proceeding shall be pending or, to the knowledge of VMF or MainStay Funds, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

(c)     All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by VMF and MainStay Funds to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions.

(d)     The Proxy Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

(e)     VMF and the MainStay Funds shall have received an opinion of Dechert LLP as to federal income tax matters substantially to the effect that, based on the facts, representations, assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

(1)     The transfer by the Acquired Fund of all of its Assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund, and the distribution of such shares to the Acquired Fund Shareholders, as provided in this Agreement, will constitute a reorganization under Section 368(a)(1)(F) of the Code and the Acquired Fund and the Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

(2)     No gain or loss will be recognized by the Acquired Fund as a result of such transactions.

(3)     No gain or loss will be recognized by the Acquiring Fund as a result of such transactions.

(4)     No gain or loss will be recognized by the shareholders of the Acquired Fund upon the distribution to them by the Acquired Fund of the Acquiring Fund Shares in exchange for their Acquired Fund Shares.

(5)     The basis of the Acquiring Fund Shares received by each Acquired Fund Shareholder will be the same as the basis of the shareholder’s Acquired Fund Shares exchanged therefor.

(6)     The basis of the Acquired Fund’s Assets received by the Acquiring Fund will be the same as the basis of such Acquired Fund’s Assets in the hands of the Acquired Fund immediately prior to the transactions.

(7)     A shareholder’s holding period for the Acquiring Fund Shares will be determined by including the period for which the shareholder held the Acquired Fund Shares exchanged therefor, provided that the shareholder held such Acquired Fund Shares as a capital asset at the time of the exchange.

(8)     The holding period of the Acquiring Fund with respect to the Acquired Fund’s Assets will include the period for which the Acquired Fund’s Assets were held by the Acquired Fund.

(9)     The Reorganization will not result in the termination of the Acquired Fund’s taxable year, and the Acquired Fund’s tax attributes enumerated in Section 381(c) of the Code will be taken into account by the Acquiring Fund without limitation.

The delivery of such opinion is conditioned upon receipt by Dechert LLP of representations requested of VMF and the Mainstay Funds on behalf of the Acquired Fund and the Acquiring Fund, respectively. Notwithstanding anything herein to the contrary, neither party may waive the condition set forth in this paragraph 6.3(e).

(f)      BNY shall have delivered such certificates or other documents as set forth in paragraph 3.2.

(g)     The Transfer Agent shall have delivered to MainStay Funds a certificate of its authorized officer as set forth in paragraph 3.3.

(h)     The Acquiring Fund shall have issued and delivered to the Secretary of the Acquired Fund the confirmation as set forth in paragraph 3.3.

(i)       Each party shall have delivered to the other such bills of sale, checks, assignments, receipts or other documents as reasonably requested by such other party or its counsel.

ARTICLE VII

INDEMNIFICATION

7.1.     Indemnification by MainStay Funds. MainStay Funds, solely out of the Acquiring Fund’s assets and property, agrees to indemnify and hold harmless VMF, the Acquired Fund, and their trustees, officers, employees and agents (the “VMF Indemnified Parties”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the VMF Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any material breach by the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of the Acquired Fund, or its respective trustees, officers or agents.

7.2.     Indemnification by VMF. VMF, solely out of the Acquired Fund’s assets and property, agrees to indemnify and hold harmless MainStay Funds, the Acquiring Fund, and their trustees, officers, employees and agents (the “MainStay Indemnified Parties”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the MainStay Indemnified Parties may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any material breach by the Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of the Acquiring Fund, or its respective trustees, officers or agents.

7.3.     Liability of VMF. MainStay Funds understands and agrees that the obligations of VMF on behalf of the Acquired Fund under this Agreement shall not be binding upon any trustee, shareholder, nominee, officer, agent or employee of VMF on behalf of VMF personally, but bind only VMF on behalf of the Acquired Fund and the Acquired Fund’s property. Moreover, no series of VMF other than the Acquired Fund shall be responsible for the obligations of VMF hereunder, and all persons shall look only to the assets of the Acquired Fund to satisfy the obligations of the Acquired Fund hereunder. MainStay Funds represents that it is on notice of the provisions of the Declaration of Trust of VMF disclaiming shareholder and trustee liability for acts or obligations of the Acquired Fund.

7.4.     Liability of MainStay Funds. VMF understands and agrees that the obligations of MainStay Funds on behalf of the Acquiring Fund under this Agreement shall not be binding upon any trustee, shareholder, nominee, officer, agent or employee of MainStay Funds on behalf of MainStay Funds personally, but bind only MainStay Funds on behalf of the Acquiring Fund and the Acquiring Fund’s property. Moreover, no series of MainStay Funds other than the Acquiring Fund shall be responsible for the obligations of MainStay Funds hereunder, and all persons shall look only to the assets of the Acquiring Fund to satisfy the obligations of the Acquiring Fund hereunder. VMF represents that it is on notice of the provisions of the Declaration of Trust of MainStay Funds disclaiming shareholder and trustee liability for acts or obligations of the Acquiring Fund.

ARTICLE VIII

BROKERAGE FEES AND EXPENSES

8.1.     No Broker or Finder Fees. VMF and MainStay Funds, on behalf of the Acquired Fund and the Acquiring Fund, respectively, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

8.2.     Expenses of Reorganization. (A) CBRE and New York Life Investments (together the “Purchasers”), jointly, and VIL shall bear their own respective expenses, including legal fees, in relation to the performance of this Agreement and the Closing.  (B) The Purchasers, jointly, and VIL shall bear equally (based on a 50/50 split between the Purchasers and VIL) the following costs incurred with the acquisition and acceptance of all of the then-outstanding assets and assumption of all liabilities of the Acquired Fund by the Acquiring Fund in accordance with the terms and conditions of this Agreement (“Fund Reorganization Transactions”) up to a limit of $1.0 million, with any amount over $1.0 million being borne solely by the Purchasers (based on a 50/50 split of any such amount over $1.0 million between the Purchasers):  (1) costs of preparing requisite supplements for the prospectus or statement of additional information of each Fund in relation to the Fund Reorganization Transactions; (2) the following specific costs related to obtaining the approval of the Acquired Fund’s shareholders in relation to the Fund Reorganization Transactions, including:  (i) preparation and filing of the Proxy Statement (legal, auditor and filing fees); and (ii) distribution (mailing) of the Proxy Statement and costs of proxy solicitation and tabulation services; (3) costs to prepare and execute closing documents in relation to the Fund Reorganization Transactions, inclusive of required legal and tax opinions; and (4) other costs as may be required in connection with the Fund Reorganization Transactions.

ARTICLE IX

AMENDMENTS AND TERMINATION

9.1.     Amendments. This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of VMF or MainStay Funds, on behalf of either the Acquired Fund or the Acquiring Fund, respectively; provided, however, that following the approval of this Agreement by the shareholders of the Acquired Fund, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

9.2.     Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of the Board of Trustees of VMF or the Board of Trustees of MainStay Funds, on behalf of the Acquired Fund or the Acquiring Fund, respectively, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of such Board of Trustees, make proceeding with the Agreement inadvisable.

ARTICLE X

NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed as follows:

If to VMF:

Voya Investments, LLC

7337 E Doubletree Ranch Rd, Suite 100

Scottsdale, AZ 85383

Attn.: Huey P. Falgout Jr., Chief Counsel

Telephone: (480) 477-2666

Fax: (480) 477-2744

Email: huey.falgout@voya.com

If to MainStay Funds:

MainStay Funds Trust c/o New York Life Investment Management LLC

30 Hudson Street

Jersey City, NJ 07302

Attention: J. Kevin Gao, Esq.

Telephone No.: (973) 394-4450

Facsimile No.: (973) 394-4637

Email: kevin_gao@nylim.com

With a copy (which shall not constitute notice) to:

Dechert LLP

1900 K Street, NW

Washington, DC 20006

Attn.: Thomas C. Bogle, Esq.

Telephone No.: (202) 261-3360

Facsimile No.: (202) 261-3060

Email: thomas.bogle@dechert.com

ARTICLE XI

MISCELLANEOUS

11.1.     Entire Agreement. MainStay Funds and VMF agree that they have not made any representation, warranty or covenant, on behalf of either the Acquiring Fund or the Acquired Fund, respectively, not set forth herein, and that this Agreement constitutes the entire agreement between the parties.

11.2.     Survival. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except paragraphs 3.2, 4.3, 4.4, 4.5, 5.5, 5.7, 5.10, 5.11 and 5.13 and articles 7, 8, 10, and 11. Additionally, the covenants to be performed after the Closing shall survive after the Closing.

11.3.     Headings. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

11.5.     Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

11.6.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all taken together shall constitute one agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the 21st day of February, 2020.

MAINSTAY FUNDS TRUST on behalf of its series, MainStay CBRE Global Infrastructure Fund	VOYA MUTUAL FUNDS on behalf of its series, Voya CBRE Global Infrastructure Fund

By: /s/ Kirk C. Lehneis	By: /s/ Kimberly A. Anderson
Name: Kirk C. Lehneis	Name: Kimberly A. Anderson
Title: President	Title: Senior Vice President

Solely for purposes of paragraphs 4.4, 5.11, and 8.2	Solely for purposes of paragraphs 4.5 and 8.2

NEW YORK LIFE INVESTMENT MANAGEMENT LLC	CBRE CLARION SECURITIES LLC

By: /s/ Kirk C.Lehneis	By: /s/ Joseph P. Smith
Name: Kirk C. Lehneis	Name: Joseph P. Smith
Title: Senior Managing Director	Title: President

Solely for purposes of paragraphs 4.2 and 8.2

VOYA INVESTMENTS, LLC

By: /s/ Todd Modic
Name: Todd Modic
Title: Senior Vice President